Exhibit 99.1

NEWS RELEASE

Dynegy Inc.	601 Travis Street	Suite 1400	Houston, Texas	77002	www.dynegy.com

FOR IMMEDIATE RELEASE	NR14-18

DYNEGY ANNOUNCES THIRD QUARTER 2014 RESULTS, UPDATES 2014 AND 2015 GUIDANCE

Third Quarter and First Nine Months 2014 Financial Highlights:

•                  $90 million in consolidated Adjusted EBITDA for the quarter, a decrease of $23 million compared to the third quarter 2013.

•                  $280 million in consolidated Adjusted EBITDA for the first nine months 2014, an increase of $116 million compared to the first nine months 2013.

•                  $1,165 million in liquidity at Dynegy Inc. and $218 million at IPH at September 30, 2014.

•                  $276 million in Cash Flow from Operations through September 30, 2014.

•                  Narrowed the full-year 2014 Adjusted EBITDA guidance range to $330-360 million and the Free Cash Flow guidance range to $45-75 million.

•                  Increased the full-year 2015 Adjusted EBITDA guidance range to $1.35-1.55 billion and the Free Cash Flow guidance range to $600-800 million.

Transactions Update:

•                  Announced the acquisitions of EquiPower Resources Corp. and Brayton Point Holdings, LLC from Energy Capital Partners and ownership interests in certain Midwest generation assets and a retail energy business from Duke Energy on August 22, 2014.

•                  Submitted FERC Section 203 filings and notifications under the HSR Act in September 2014.

•                  Completed $6.2 billion acquisition financing including common stock, mandatory convertible preferred stock and senior unsecured notes in October 2014.

HOUSTON (November 5, 2014) - Dynegy Inc. (NYSE: DYN) reported third quarter 2014 consolidated Adjusted EBITDA of $90 million, compared to $113 million for the third quarter 2013. The $23 million decrease in Adjusted EBITDA was primarily due to lower revenues associated with the Moss Landing toll and lower generation volumes, partially offset by the addition of Illinois Power Holdings (IPH). Operating income was $22 million for the third quarter 2014 compared to an operating income of $15 million for the same period in 2013. The net loss attributable to Dynegy Inc. for the third quarter 2014 was $5 million, compared to a net income of $22 million for the third quarter 2013.

For the first nine months of 2014, Dynegy reported consolidated Adjusted EBITDA of $280 million, compared to $164 million for the same period in 2013. The $116 million increase in Adjusted EBITDA was primarily due to improved spark spreads and generation volumes in the Gas segment, improved realized energy prices in the Coal segment and the addition of the IPH segment, partially offset by lower revenues from the Moss Landing toll and higher delivered fuel cost for the Coal segment. The operating loss for the first nine months of 2014 was $31 million compared to an operating loss of $211 million for the first nine months of 2013. The net loss attributable to Dynegy Inc. for the first nine months of 2014 was $169 million, compared to a net loss of $265 million for the first nine months of 2013.

“The Company remains on track to meet our 2014 financial guidance targets in spite of the mild summer weather and unplanned outages which impacted generation volumes at our Coal and IPH segments,” said Dynegy President and Chief Executive Officer Robert C. Flexon. “In October, we completed the financings for the Duke Midwest and EquiPower acquisitions announced during the quarter. Our integration plans and synergy targets are progressing as planned while the closing timeframes remain unchanged.”

Third Quarter Comparative Results

	Quarter Ended September 30, 2014
	(in millions)
	Coal	IPH	Gas	Other	Total
Operating income (loss)	$(2)	$19	$40	$(35)	$22
Plus / (Less):
Depreciation expense	14	10	36	1	61
Amortization expense	(1)	(13)	21	—	7
Other items, net	—	1	—	4	5
EBITDA (1)	11	17	97	(30)	95
Plus / (Less):
Acquisition and integration costs	—	—	—	9	9
Mark-to-market (income) loss, net	(12)	(4)	5	—	(11)
Change in fair value of common stock warrants	—	—	—	(6)	(6)
Gain on sale of assets, net	—	—	(3)	—	(3)
Other	2	2	(1)	3	6
Adjusted EBITDA (1)	$1	$15	$98	$(24)	$90

	Quarter Ended September 30, 2013
	(in millions)
	Coal	Gas	Other	Total
Operating income (loss)	$(34)	$74	$(25)	$15
Plus / (Less):
Depreciation expense	13	39	1	53
Amortization expense	31	32	—	63
Other items, net	—	—	15	15
EBITDA (1)	10	145	(9)	146
Plus / (Less):
Acquisition and integration costs	—	—	2	2
Mark-to-market income, net	(6)	(23)	—	(29)
Change in fair value of common stock warrants	—	—	(8)	(8)
Other	2	(1)	1	2
Adjusted EBITDA (1)	$6	$121	$(14)	$113

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures and are used by management to evaluate Dynegy’s business on an ongoing basis. Please refer to Item 2.02 of Dynegy’s Form 8-K which is available on the Company’s website: www.dynegy.com and filed on November 5, 2014, for definitions, purposes and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented above. General and administrative expenses are not allocated to each segment and are included in the Other segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

Segment Review of Results Quarter-over-Quarter

Coal - The third quarter 2014 operating loss was $2 million, compared to an operating loss of $34 million for the same period in 2013. Adjusted EBITDA totaled $1 million during the third quarter 2014 compared to $6 million during the same period in 2013. The quarter-over-quarter decrease in Adjusted EBITDA is due to higher delivered fuel costs and lower generation volumes as a result of higher planned and unplanned outages, which more than offset higher realized prices, during the third quarter 2014 compared to third quarter 2013.

Gas - The third quarter 2014 operating income was $40 million, compared to operating income of $74 million for the same period in 2013. Adjusted EBITDA totaled $98 million during the third quarter 2014 compared to $121 million during the same period in 2013. The quarter-over-quarter decrease in Adjusted EBITDA is primarily due to a decrease in revenues associated with the Moss Landing toll.

IPH - The third quarter 2014 operating income was $19 million. Adjusted EBITDA totaled $15 million during the third quarter 2014. The segment generated 6.8 million megawatt-hours, a meaningful portion of which was hedged through the segment’s retail business and third parties. The segment’s capacity factor was 74% during the quarter primarily due to unplanned outages as well as mild summer weather which adversely impacted results.

Liquidity

As of September 30, 2014, Dynegy’s total available liquidity was $1.4 billion as reflected in the table below.

	September 30, 2014
(amounts in millions)	Dynegy Inc.	IPH (1) (2)	Total
Revolving Facility and LC capacity	$530	$—	$530
Less: Outstanding letters of credit	(179)	—	(179)
Revolving Facility and LC availability	351	—	351
Cash and cash equivalents	814	218	1,032
Total available liquidity	$1,165	$218	$1,383

(1)         Includes Cash and cash equivalents of $186 million related to Genco.

(2)         Due to the ring-fenced nature of IPH, cash at the IPH and Genco entities may not be moved out of these entities without meeting certain criteria.  However, cash at these entities is available to support current operations of these entities.

(3)         The financings for the EquiPower and Duke transactions were completed in October 2014 and therefore the totals above do not include funds from the financings.

Consolidated Cash Flow

Cash provided by operations for the first nine months 2014 was $276 million. During the first nine months 2014, the power generation business provided cash of $285 million primarily due to the operation of the Company’s power generation facilities, including retail sales. Corporate and other activities used cash of $97 million primarily due to interest payments related to the Company’s Credit Agreement and Senior Notes and the Genco Senior Notes and payments for acquisition-related costs.  In addition, there were $88 million in positive working capital and other changes.

Cash used in investing activities totaled $77 million for the first nine months 2014. During the first nine months 2014, capital expenditures totaled $94 million, including $55 million in maintenance capital expenditures, $24 million in environmental capital expenditures and $15 million in capitalized interest.

During the first nine months 2014, there was a $17 million cash inflow related to cash proceeds received upon the close of the sale of the Company’s 50 percent interest in Nevada Cogeneration Associates #2, a partnership that owns Black Mountain.

Cash used in financing activities during the quarter was $10 million.

PRIDE Reloaded

Over the next three years, the Company is targeting $135 million in operating improvements and $165 million in balance sheet efficiencies from its PRIDE (Producing Results through Innovation by Dynegy Employees) Reloaded program. The Company is on track to meet its 2014 PRIDE Reloaded EBITDA improvement target of $60 million and its balance sheet efficiency target of $65 million. Year-to-date, Dynegy has achieved $50 million of the 2014 EBITDA improvement target and $50 million of the balance sheet efficiency target. PRIDE projects to improve reliability are underway and are expected to drive our 2015 PRIDE contributions. The overall goal of the PRIDE Reloaded program continues to be improving operating performance, cost structure and the balance sheet to drive incremental cash flow benefits.

2014 and 2015 Guidance

Dynegy has narrowed the guidance ranges for 2014 consolidated Adjusted EBITDA to $330 million to $360 million and consolidated 2014 Free Cash Flow to $45 million to $75 million.

Full-year 2015 Adjusted EBITDA and Free Cash Flow guidance have been raised to $1.35-1.55 billion and $600-800 million, respectively. The updated guidance is based on October 20, 2014 price curves and assumes that the Duke Midwest and EquiPower transactions close on January 1, 2015.

Transactions Update

Dynegy announced the acquisitions of EquiPower Resources Corp. and Brayton Point Holdings, LLC from Energy Capital Partners and ownership interests in certain Midwest generation assets and a retail energy business from Duke Energy on August 22, 2014. The transactions will almost double the Company’s power generation capacity to nearly 26,000 MW.

The transactions are subject to customary closing conditions, including approval from the Federal Energy Regulatory Commission (FERC) and expiration of Hart-Scott-Rodino (HSR) waiting periods. The FERC Section 203 filings and notifications under the HSR Act were submitted in September 2014.

In October, Dynegy completed the financing for the Duke Midwest and EquiPower acquisitions. The financing included 22,500,000 shares of common stock priced at $31.00 per share for gross proceeds of approximately $698 million, before underwriting discounts and commissions; 4,000,000 shares of mandatory convertible preferred stock at $100 per share for gross proceeds of approximately $400 million, before underwriting discounts and commissions; and $5.1 billion in aggregate principal amount of senior unsecured notes in a private placement.

Plans to capture Dynegy’s initial synergy target of $40 million in annual cost savings are in place. As part of the integration, Dynegy will also expand its PRIDE (Producing Results through Innovation by Dynegy Employees) program to both businesses to generate balance sheet and operational efficiencies beyond those identified to date.

Investor Conference Call/Webcast

Dynegy’s earnings presentation and management comments on the earnings presentation will be available on the “Investor Relations” section of www.dynegy.com later today. Dynegy will answer questions about its third quarter 2014 financial results during an investor conference call and webcast tomorrow, November 6, 2014 at 9 a.m. ET/8 a.m. CT. Participants may access the webcast from the Company’s website.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,078 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,980 megawatts of primarily coal-fired baseload power plants. The Illinois Power Holdings, LLC portfolio consists of approximately 4,062 megawatts of primarily coal-fired baseload power plants. Homefield Energy and Dynegy Energy Services are retail electricity providers serving businesses and residents in Illinois.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning synergy targets, timing of the integration and closing of the Duke Midwest and EquiPower transactions; execution of its PRIDE reloaded target in balance sheet and operating improvements; anticipated earnings and cash flows and Dynegy’s 2014 and 2015 Adjusted EBITDA and Free Cash Flow guidance. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings guidance. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2013 Form 10-K and subsequent Form 10-Qs. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which we are, or could become, subject; (ii) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any; (iii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (iv) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale and retail power generation market, including the anticipation of plant retirements and higher market pricing over the longer term; (v) the effects of, or changes to, MISO, PJM or ISO-NE power procurement process; (vi) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (vii) efforts to secure retail sales and the ability to grow the retail business; (viii) efforts to identify opportunities to reduce congestion and improve busbar power prices; (ix) beliefs and assumptions about weather and general economic conditions; (x) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xi) expectations regarding our compliance with the Credit Agreement, including collateral demands, interest expense, any applicable financial ratios and other payments; (xii) our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins; (xiii) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; (xiv) the strategic evaluation of our California assets; (xv) beliefs regarding redevelopment efforts for the Morro Bay facility; (xvi) ability to mitigate impacts associated with expiring RMR and/or capacity contracts; (xvii) beliefs about the outcome of legal, administrative, legislative and regulatory matters; (xviii) the timing and anticipated benefits to be achieved through our company-wide savings improvement programs, including our PRIDE initiative; (xix) expectations regarding performance standards and capital and maintenance expenditures; and (xx) expectations regarding the synergies, completion, timing, terms and anticipated benefits of the Duke Midwest Acquisition and the EquiPower Acquisition. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466

DYNEGY INC.

REPORTED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$615	$446	$1,898	$1,065
Cost of sales, excluding depreciation expense	(387)	(290)	(1,304)	(827)
Gross margin	228	156	594	238
Operating and maintenance expense	(114)	(64)	(360)	(220)
Depreciation expense	(61)	(53)	(185)	(156)
Gain on sale of assets, net	3	—	17	2
General and administrative expense	(25)	(22)	(80)	(69)
Acquisition and integration costs	(9)	(2)	(17)	(6)
Operating income (loss)	22	15	(31)	(211)
Earnings from unconsolidated investments	—	—	10	—
Interest expense	(32)	(26)	(104)	(71)
Loss on extinguishment of debt	—	—	—	(11)
Other income and expense, net	5	15	(40)	5
Income (loss) from continuing operations before income taxes	(5)	4	(165)	(288)
Income tax benefit	—	20	1	20
Income (loss) from continuing operations	(5)	24	(164)	(268)
Income (loss) from discontinued operations, net of tax	—	(2)	—	3
Net income (loss)	(5)	22	(164)	(265)
Less: Net income attributable to noncontrolling interest	—	—	5	—
Net income (loss) attributable to Dynegy Inc.	$(5)	$22	$(169)	$(265)

Earnings (Loss) Per Share:

Basic earnings (loss) per share attributable to Dynegy Inc.:
Income (loss) from continuing operations (1)	$(0.05)	$0.24	$(1.69)	$(2.68)
Income (loss) from discontinued operations	—	(0.02)	—	0.03
Basic earnings (loss) per share attributable to Dynegy Inc.	$(0.05)	$0.22	$(1.69)	$(2.65)

Diluted earnings (loss) per share attributable to Dynegy Inc.:
Income (loss) from continuing operations (1)	$(0.05)	$0.24	$(1.69)	$(2.68)
Income (loss) from discontinued operations	—	(0.02)	—	0.03
Diluted earnings (loss) per share attributable to Dynegy Inc.	$(0.05)	$0.22	$(1.69)	$(2.65)

Basic shares outstanding	100	100	100	100
Diluted shares outstanding	100	100	100	100

(1)         The reconciliation of basic earnings (loss) per share from continuing operations attributable to Dynegy Inc. to diluted earnings (loss) per share from continuing operations attributable to Dynegy Inc. is presented below:

Income (loss) from continuing operations	$(5)	$24	$(164)	$(268)
Less: Net income attributable to noncontrolling interest	—	—	5	—
Income (loss) from continuing operations attributable to Dynegy Inc. for basic and diluted earnings (loss) per share	$(5)	$24	$(169)	$(268)

Basic weighted-average shares	100	100	100	100
Effect of dilutive securities (2)	—	—	—	—
Diluted weighted-average shares	100	100	100	100

Earnings (loss) per share from continuing operations attributable to Dynegy Inc.:
Basic	$(0.05)	$0.24	$(1.69)	$(2.68)
Diluted (2)	$(0.05)	$0.24	$(1.69)	$(2.68)

(2)         Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts.  Accordingly, we used the basic shares outstanding amount to calculate both basic and diluted loss per share for the three months ended September 30, 2014 and the nine months ended September 30, 2014 and 2013.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2014

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the three months ended September 30, 2014:

	Three Months Ended September 30, 2014
	Coal	IPH	Gas	Other	Total
Net loss attributable to Dynegy Inc.					$(5)
Plus / (Less):
Interest expense					32
Depreciation expense					61
Amortization expense					7
EBITDA (1)	$11	$17	$97	$(30)	$95
Acquisition and integration costs	—	—	—	9	9
Mark-to-market (income) loss, net	(12)	(4)	5	—	(11)
Change in fair value of common stock warrants	—	—	—	(6)	(6)
Gain on sale of assets, net	—	—	(3)	—	(3)
Other	2	2	(1)	3	6
Adjusted EBITDA (1)	$1	$15	$98	$(24)	$90

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 5, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended September 30, 2014
	Coal	IPH	Gas	Other	Total
Operating income (loss)	$(2)	$19	$40	$(35)	$22
Depreciation expense	14	10	36	1	61
Amortization expense	(1)	(13)	21	—	7
Other items, net	—	1	—	4	5
EBITDA	$11	$17	$97	$(30)	$95

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the three months ended September 30, 2013:

	Three Months Ended September 30, 2013
	Coal	Gas	Other	Total
Net income				$22
Plus / (Less):
Loss from discontinued operations, net of tax				2
Income tax benefit				(20)
Interest expense				26
Depreciation expense				53
Amortization expense				63
EBITDA (1)	$10	$145	$(9)	$146
Plus / (Less):
Acquisition and integration costs	—	—	2	2
Mark-to-market income, net	(6)	(23)	—	(29)
Change in fair value of common stock warrants	—	—	(8)	(8)
Other	2	(1)	1	2
Adjusted EBITDA (1)	$6	$121	$(14)	$113

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 5, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended September 30, 2013
	Coal	Gas	Other	Total
Operating income (loss)	$(34)	$74	$(25)	$15
Depreciation expense	13	39	1	53
Amortization expense	31	32	—	63
Other items, net	—	—	15	15
EBITDA	$10	$145	$(9)	$146

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2014

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the nine months ended September 30, 2014:

	Nine Months Ended September 30, 2014
	Coal	IPH	Gas	Other	Total
Net loss attributable to Dynegy Inc.					$(169)
Plus / (Less):
Income attributable to noncontrolling interest					5
Income tax benefit					(1)
Interest expense					104
Depreciation expense					185
Amortization expense					42
EBITDA (1)	$37	$4	$254	$(129)	$166
Acquisition and integration costs	—	8	—	9	17
Mark-to-market loss, net	7	34	23	—	64
Change in fair value of common stock warrants	—	—	—	43	43
Income attributable to noncontrolling interest	—	(5)	—	—	(5)
Gain on sale of assets, net	—	—	(17)	—	(17)
Other	7	4	—	1	12
Adjusted EBITDA (1)	$51	$45	$260	$(76)	$280

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 5, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Nine Months Ended September 30, 2014
	Coal	IPH	Gas	Other	Total
Operating income (loss)	$2	$(14)	$72	$(91)	$(31)
Depreciation expense	39	28	115	3	185
Amortization expense	(4)	(11)	57	—	42
Earnings from unconsolidated investments	—	—	10	—	10
Other items, net	—	1	—	(41)	(40)
EBITDA	$37	$4	$254	$(129)	$166

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our Adjusted EBITDA by segment for the nine months ended September 30, 2013:

	Nine Months Ended September 30, 2013
	Coal	Gas	Other	Total
Net loss				$(265)
Plus / (Less):
Income from discontinued operations, net of tax				(3)
Income tax benefit				(20)
Loss on extinguishment of debt				11
Interest expense				71
Depreciation expense				156
Amortization expense				190
EBITDA (1)	$(32)	$243	$(71)	$140
Plus / (Less):
Acquisition and integration costs	—	—	6	6
Mark-to-market (income) loss, net	16	(8)	—	8
Change in fair value of common stock warrants	—	—	1	1
Other	2	—	7	9
Adjusted EBITDA (1)	$(14)	$235	$(57)	$164

(1)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 5, 2014, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Nine Months Ended September 30, 2013
	Coal	Gas	Other	Total
Operating income (loss)	$(163)	$30	$(78)	$(211)
Depreciation expense	36	118	2	156
Amortization expense	95	95	—	190
Other items, net	—	—	5	5
EBITDA	$(32)	$243	$(71)	$140

DYNEGY INC.

OPERATING DATA

The following table provides summary financial data regarding our Coal, IPH and Gas segment results of operations for the three and nine months ended September 30, 2014 and 2013, respectively.  There were no IPH operations during the three and nine months ended September 30, 2013 as IPH operations were acquired on December 2, 2013.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Coal
Million Megawatt Hours Generated	4.5	5.5	14.4	14.9
In Market Availability for Coal-Fired Facilities (1)	81%	90%	88%	90%
Average Capacity Factor for Coal-Fired Facilities (2)	69%	84%	74%	76%
Average Quoted Market Power Prices ($/MWh) (3):
On-Peak: Indiana (Indy Hub)	$37.90	$38.41	$51.46	$38.11
Off-Peak: Indiana (Indy Hub)	$27.58	$25.69	$33.58	$27.17

IPH
Million Megawatt Hours Generated	6.8	N/A	18.9	N/A
In Market Availability for IPH Facilities (1)	93%	N/A	89%	N/A
Average Capacity Factor for IPH Facilities (2)	74%	N/A	69%	N/A
Average Quoted Market Power Prices ($/MWh) (3):
On-Peak: Indiana (Indy Hub)	$37.90	N/A	$51.46	N/A
Off-Peak: Indiana (Indy Hub)	$27.58	N/A	$33.58	N/A

Gas
Million Megawatt Hours Generated (4)	4.8	4.7	13.0	12.5
In Market Availability for Combined Cycle Facilities (1)	99%	100%	99%	98%
Average Capacity Factor for Combined Cycle Facilities (2)	51%	50%	46%	44%
Average Market On-Peak Spark Spreads ($/MWh) (5):
Commonwealth Edison (NI Hub)	$8.44	$17.70	$12.39	$12.81
PJM West	$26.21	$25.31	$29.40	$17.26
North of Path 15 (NP 15)	$15.47	$16.12	$13.34	$12.89
New York—Zone A	$21.36	$22.37	$36.28	$17.85
Mass Hub	$20.55	$24.57	$22.55	$17.92
Average Market Off-Peak Spark Spreads ($/MWh) (5):
Commonwealth Edison (NI Hub)	$(3.70)	$(0.28)	$(10.45)	$0.17
PJM West	$12.35	$5.81	$2.58	$4.63
North of Path 15 (NP 15)	$4.61	$6.79	$3.12	$4.89
New York—Zone A	$6.03	$5.86	$12.80	$6.60
Mass Hub	$5.50	$5.91	$(3.07)	$1.56
Average natural gas price—Henry Hub ($/MMBtu) (6)	$3.94	$3.55	$4.52	$3.68

(1)         In Market Availability is an internal measurement calculation that reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.  This calculation excludes certain events outside of management control such as weather related issues.

(2)         Reflects actual production as a percentage of available capacity.

(3)         Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)         The three and nine months ended September 30, 2013 includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility.  On June 27, 2014, we completed the sale of our 50 percent partnership interest in Black Mountain.  The nine months ended September 30, 2014 includes our ownership percentage in the MWh generated through June 27, 2014 when we completed the sale of our 50 percent partnership interest in Black Mountain.

(5)         Reflects the simple average of the on- and off-peak spark spreads available to a 7.0 MMBtu/MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas at a daily cash market price and does not reflect spark spreads available to us.

(6)         Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.

DYNEGY INC.

UPDATED 2014 ADJUSTED EBITDA AND FREE CASH FLOW GUIDANCE

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our updated 2014 Adjusted EBITDA guidance:

	Dynegy Consolidated
	Low	High
Net Loss attributable to Dynegy Inc.	$(291)	$(291)
Plus / (Less):
Income attributable to noncontrolling interest (2)	5	5
Income tax benefit (2)	(1)	(1)
Interest expense	210	210
Earnings from unconsolidated investments (2)	(10)	(10)
Other items, net (2)	40	40
Operating loss	$(47)	$(47)
Depreciation expense	230	240
Amortization expense	40	50
Earnings from unconsolidated investments (2)	10	10
Other items, net (2)	(40)	(40)
EBITDA (1)	193	213
Plus / (Less):
Acquisition and integration costs	40	50
Mark-to-market loss, net (3)	64	64
Changes in fair value of common stock warrants (3)	43	43
Income attributable to noncontrolling interest (2)	(5)	(5)
Gain on sale of assets, net (2)	(17)	(17)
Other (2)	12	12
Adjusted EBITDA (1)	$330	$360

(1)         EBITDA and Adjusted EBITDA are non-GAAP measures.

(2)         Represents actual amounts for the nine months ended September 30, 2014.

(3)         Represents actual amounts for the nine months ended September 30, 2014.  Full year results will vary based on changes in the market through December 31, 2014.

The following table provides summary financial data regarding our updated 2014 Free Cash Flow guidance:

	Dynegy Consolidated
	Low	High
Adjusted EBITDA (1)	$330	$360
Cash interest payments	(145)	(145)
Other changes	15	15
Cash Flow from Operations	200	230
Maintenance capital expenditures	(120)	(120)
Environmental capital expenditures	(35)	(35)
Free Cash Flow	$45	$75

DYNEGY INC.

UPDATED 2015 ADJUSTED EBITDA AND FREE CASH FLOW GUIDANCE

(UNAUDITED) (IN MILLIONS)

Dynegy has not completed its purchase price allocation or determined the estimated useful lives of the assets to be acquired.  The 2015 updated guidance below was prepared using reasonable efforts and based on currently available information assuming the following: (a) the transactions will close on January 1, 2015, (b) October 20, 2014 price curves, (c) all of the purchase price is allocated to working capital; property, plant and equipment; and the elimination of historical goodwill; and (d) property, plant and equipment is depreciated over an average useful life of 25 years.

The following table provides summary financial data regarding our updated 2015 Adjusted EBITDA guidance:

	Dynegy Consolidated
	Low	High
Net Income attributable to Dynegy Inc.	$260	$440
Plus / (Less):
Interest expense	575	575
Operating Income	$835	$1,015
Depreciation expense	490	510
Amortization expense	(10)	(20)
EBITDA (1)	1,315	1,505
Plus / (Less):
Acquisition and integration costs	35	45
Adjusted EBITDA (1)	$1,350	$1,550

The following table provides summary financial data regarding our updated 2015 Free Cash Flow guidance:

	Dynegy Consolidated
	Low	High
Adjusted EBITDA (1)	$1,350	$1,550
Cash interest payments	(525)	(525)
Other changes	25	25
Cash Flow from Operations	850	1,050
Maintenance capital expenditures	(200)	(200)
Environmental capital expenditures	(50)	(50)
Free Cash Flow	$600	$800

(1)         EBITDA, Adjusted EBITDA and Free Cash Flow are non-GAAP measures.